Exhibit 99.1

Imagis Technologies Announces Financing Arrangements

VANCOUVER, CANADA, September 16, 2003 - Imagis Technologies Inc. ("Imagis") (OTCBB:IGSTF; TSX.V:NAB; Germany:IGY), a leading provider of information sharing and biometric identification technologies, announced today that it has reached agreement for a proposed combination brokered and non-brokered private placement of up to CDN $800,000. The private placement will consist of up to 4,637,681 Special Warrants at $0.1725 per Special Warrant. Each Special Warrant will be exercisable, for no additional consideration, into Units consisting of one common share and one share purchase warrant.  Each warrant will entitle the holder for two years from the date of issue of the special warrants to acquire one additional common share in the capital of Imagis at an exercise price of $0.23 in the first year and $0.253 in the second year. The Special Warrants will be convertible at the holders' option at any time for an eighteen month period and will convert automatically at the end of the eighteen months. The Company will not be required to meet any conditions prior to conversion. The brokered portion of the private placement will pay a commission of 7.5% in cash and 7% in broker's warrants at $0.23 per share. The private placement is subject to regulatory approval.

Concurrent with the proposed private placement the Company is seeking regulatory approval to settle $790,750 in existing debt including the previously announced Secured Line of Credit, Series A Subordinated Debenture, and other advances. The debt will be settled through the issuance of 4,584,058 Special Warrants under the same terms as those of the private placement described above, with the exception of debt settled with non-arms length parties. The special warrants issued to non-arms length parties will be converted only into common shares and no warrants. The proposed debt settlement will remove the existing General Security Agreements over the assets of the Company associated with the Line of Credit and Series A Debenture.

The Company will not be proceeding with the proposed Secured Convertible Debenture issues described in its recent June 30, 2003 quarterly 10Q filing.

The securities will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, "U.S. persons", as such term in defined in Regulation S promulgated under the Securities Act, except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Imagis Technologies Inc.
 Imagis Technologies Inc. (OTCBB:IGSTF; TSX.V:NAB; Germany:IGY) develops and markets breakthrough technology that allows for the rapid development and deployment of information sharing and biometric identification applications that are used in law enforcement, transportation security, immigration and customs, gaming, and other security and homeland defense initiatives.

The Company, whose Chairman is Oliver ("Buck") Revell, the former associate deputy director of the FBI, has over 140 installations of its software located across the United States, the United Kingdom, Canada, Latin America and Asia-Pacific. This includes one of the UK's national police agencies; RCMP, police, and sheriff departments across the United States and Canada; New Zealand Customs; the Government of Singapore, and Toronto's Pearson International Airport.

For more information about Imagis Technologies, please visit http://www.imagistechnologies.com.

ON BEHALF OF THE BOARD OF DIRECTORS

"Roy Trivett"
President and CEO, Imagis Technologies Inc.

Media and Investor Inquiries:
John Lyotier
Manager, Marketing & Communications
Imagis Technologies Inc.
Phone: +1-604-684-2449 Ext. 226
E-mail: info@imagistechnologies.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Imagis Technologies Inc.'s Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.